Exhibit 99.1

Press Release	Source: Acquired Sales Corp.

ACQUIRED SALES CORP. PLANS TO ACQUIRE RIVER COUNTRY TRANSPORT, INC.

LAKE FOREST, IL.--(BUSINESS WIRE)--February 5, 2015-- Acquired Sales Corp. (OTCQB: AQSP) today announced that it has signed a letter of intent to acquire River Country Transport, Inc., Battle Ground, Washington ("RCT"). The proposed merger, which can only be closed upon the parties meeting several conditions, has an estimated value of approximately $2 million, of which 50% is to be paid in cash, and the other 50% in shares of common stock of Acquired Sales. Acquired Sales also plans to pay off all of RCT's outstanding debt.

RCT is a liquid transport and environmental services company with a fleet of high volume tankers that deliver over 25% of the wastewater volume accepted by PPV, Inc.'s wastewater pretreatment facility in Portland, Oregon. Acquired Sales has previously announced a letter of intent to acquire PPV, Inc. and its wholly-owned subsidiary Bravo Environmental NW, Inc., Tukwila, Washington. The management team of RCT will continue to lead RCT following the merger.

Closing of the merger is subject to a number of conditions, including the completion of mutually acceptable due diligence, delivery of audited financial statements, completion of a capital raise of at least $17 million, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

Gerard M. Jacobs, the Chairman and CEO of Acquired Sales, said, “RCT is a key wastewater supplier to PPV, Inc., and we expect RCT to integrate well with PPV's growth strategies. We look forward to partnering with RCT's high quality management team, led by the Templeton family."

Kip Templeton, RCT's Vice President, said, "We are excited about the capital expansion to allow the utilization of new technologies and increased capabilities that our planned merger with Acquired Sales offers RCT. This will allow RCT to service more customers within the greater northwestern states."

About River Country Transport, Inc.

River Country Transport, Inc., Battle Ground, Washington, was founded in 2010 by Kip D. and Kip B. Templeton. RCT currently owns and operates a total of seven high volume tankers servicing industrial customers located in the states of Oregon and Washington.

About Acquired Sales Corp.

Acquired Sales Corp., Lake Forest, Illinois, is a publicly traded corporation controlled by Gerard M. Jacobs, its Chairman and CEO. Previously, Mr. Jacobs co-founded and served as the CEO of two publicly traded companies, Metal Management, Inc. (now part of Sims Metal Management Limited, the world's largest metal recycler) and Think Partnership Inc. (now called Inuvo, Inc.), and also served as a director of publicly traded Crown Group Inc. (now called America's Car-Mart, Inc.) and Patient Home Monitoring Corp. Mr. Jacobs has also had extensive project development, finance, and investing experience in the solid waste industry, including transactions involving USA Waste Services and

Mid-American Waste Systems (both now part of Waste Management) and Environmental Waste Funding Corp.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, growth strategies, future plans, contingencies and contemplated transactions of the companies. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of these companies' operations, or the performance or achievements of these companies or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to: large competitors; lack of brand awareness; balance sheet weakness and need for additional capital; potential for dilution; lack of a meaningful public market for our stock; uncertain economic conditions; risks and limitations associated with real estate, equipment, personnel, permits, contracts and bonding; and risks associated with protection of intellectual property. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

Contact:
Acquired Sales Corp.
Gerard M. Jacobs, CEO 847-915-2446
gmj1919@yahoo.com
Xavier Hermosillo, Investor Relations  310-832-2999
AQSP.IR@gmail.com